Exhibit 10.6

ENERKEM INC.

EQUITY INCENTIVE PLAN

1.                                      PURPOSE

Section 1.1                                                           Purpose.

The purpose of the Plan is to advance the interests of Enerkem Inc. (the “Corporation”) and its Affiliates by enhancing their ability to attract and retain Employees, Consultants, and Directors, to reward such individuals for their sustained contributions and to encourage such individuals to take into account the long-term corporate performance of the Corporation and the creation of shareholder value through their participation in the Corporation’s share capital.

Section 1.2                                                           Available Awards.

The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

2.                                      INTERPRETATION

Section 2.1                                                           Definitions.

In this Plan, the following terms have the following meanings:

“Affiliate” has the meaning set out in the Securities Act (Québec), as now enacted or as the same may from time to time be amended, re-enacted or replaced; provided, however, that to the extent required by U.S. laws or regulations, an “Affiliate” must also be a “parent” or “subsidiary” of the Corporation, as such terms are defined in the applicable U.S. law or regulation, including but not limited to Rule 405 of the Securities Act and Sections 409A and 424 of the Code;

“Associate”, where used to indicate a relationship with an individual, means (i) any partner of that individual and (ii) the spouse of that individual and that individual’s children, as well as that individual’s relatives and that individual’s spouse’s relatives, if they share that individual’s residence; provided, however, that to the extent required by U.S. laws or regulations, an “Associate” must also be a “family member” as determined for purposes of registration on Form S-8 under the Securities Act;

“Award” means a Stock Award or a Performance Cash Award;

“Award Agreement” means a written agreement between the Corporation and a Participant evidencing the terms and conditions of an Award;

“Awarded Shares” means the Shares that may be purchased or received by a Participant pursuant to an Award;

“Award Price” means the exercise, purchase or strike price per Awarded Share determined in accordance with the relevant Award Agreement;

“Black-Out Period” means the period during which designated Directors, Officers, Employees and Consultants of Enerkem cannot trade the Shares pursuant to the Corporation’s insider trading policy which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation, or in respect of an Insider, that Insider, is subject);

“Board” means the board of Directors of the Corporation;

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the province of Québec;

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Award without the receipt of consideration by the Corporation through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction.  Notwithstanding the foregoing, the conversion of any convertible securities of the Corporation in accordance with their terms will not be treated as a Capitalization Adjustment;

“Cause” shall have the meaning, if any, set forth in the employment or consulting agreement then in effect, if any, between a Participant and the Corporation or any of its Affiliates or, if there is no such definition or no such agreement in effect, shall mean the following events or conditions, as determined by the chief executive officer or the Board in its reasonable judgment:

(a)                                 the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of, the Participant’s duties and responsibilities to Enerkem, or the refusal or failure to follow or carry out any reasonable direction of the chief executive officer, the Participant’s direct report or the Board, and the continuance of such refusal, failure or negligence for a period of ten days after notice to the Participant;

(b)                                 the commission of any fraudulent act by such Participant relating to Enerkem, including but not limited to, the misappropriation of Enerkem’s funds, assets or property (tangible or otherwise);

(c)                                  the breach by such Participant of any restrictive covenants in favour of Enerkem, with respect to non-competition or non-solicitation;

(d)                                 the breach by such Participant of any restrictive covenants in favour of Enerkem with respect to confidentiality or non-disparagement that has a material adverse effect on Enerkem;

(e)                                  the conviction of such Participant by a court of first instance having competent jurisdiction of a crime involving theft, fraud or embezzlement or any other indictable or felony offence involving moral turpitude;

(f)                                   the commission or omission by such Participant (directly or indirectly) of any act or thing which is harmful to Enerkem and which amounts to or constitutes gross negligence; or

(g)                                  any other act or omission of such Participant which, pursuant to applicable law, constitutes just and sufficient cause or serious reason for termination of employment without notice, payment in lieu of notice or any indemnity whatsoever.

“Change of Control” means, other than in connection with an internal reorganization of Enerkem, a transaction or series of related transactions following which: (i) any Exchange Act Person becomes the beneficial owner, directly or indirectly, of 50% or more of either the issued and outstanding Shares or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally; (ii) any Exchange Act Person acquires, directly or indirectly, securities of the Corporation to which are attached the right to elect the majority of the Directors of the Corporation; or (iii) the Corporation undergoes a liquidation or dissolution or sells, leases or otherwise disposes of all or substantially all of its assets; provided, however, that in all cases, if required for compliance with Section 409A of the Code, in no event will a Change of Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Corporation or “a change in the ownership of a substantial portion of the assets of” the Corporation as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder);

“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder;

“Committee” has the meaning set in Section 15.4;

“Consultant” means any natural person, including an advisor, who is (i) engaged by Enerkem to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Shares to such person;

“Continuous Service” means that the Participant’s service with Enerkem, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to Enerkem as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with Enerkem, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Corporation, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave or any other personal leave, or (ii) transfers between the Corporation, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Corporation’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.  In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder);

“Corporation” has the meaning set out in Section 1.1;

“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code;

“Director” means a member of the Board or of the board of directors of an Affiliate;

“Disability” means for purposes of the Plan only, the inability of a Participant to perform substantially all of such Participant’s duties and responsibilities to Enerkem as a result of any medical condition whatsoever (including physical or mental illness), with or without reasonable accommodation, for a continuous period of six months without such Participant being able to resume services at the expiration of such period, and unsuccessful attempts to return to work for periods of less than 15 days shall not interrupt the calculation of such six month period;

“Effective Date” means the IPO Date;

“Employee” means any person employed by Enerkem.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan;

“Enerkem” means the Corporation and its Affiliates, collectively or where the context requires, any one of them;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Corporation or any Affiliate of the Corporation, (ii) any employee benefit plan of the Corporation or any Affiliate of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Affiliate of the Corporation, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an entity owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities;

“Exercise Notice” means a notice in writing (including electronic writing), signed by a Participant and stating the Participant’s intention to exercise a particular Option or SAR;

“Exercise Period” means the period of time during which a Stock Award granted under this Plan may be exercised, provided, however, that the Exercise Period may not exceed ten years from the relevant date of grant;

“Fair Market Value” of an Awarded Share means the volume weighted average trading price of the Shares on the Principal Market for the five Trading Day period ending on the last Trading Day before the date of determination, such as (i) the day on which the Award is exercised (for purposes of Section 5.2, Section 5.5 and Section 6.4) or (ii) the date that the amount of tax to be withheld is to be determined.  However, to the extent the foregoing definition does not expressly comply with U.S. laws and compliance with U.S. laws is required with respect to an Award, for purposes of that Award only, “Fair Market Value” will mean the closing sales price for such Shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the Business Day prior to the date of determination, as reported in a source the Board deems reliable, or if no such price exists, a value determined by the Board in good faith and in a manner that complies with the applicable U.S. law;

“Grant Date Fair Market Value” of an Awarded Share means, (i) if the grant is made during a Black-Out Period, the volume weighted average trading price of the Shares on the Principal Market for the five Trading Day period following the last day of such Black-Out Period or (ii) if the grant is made outside a Black-Out Period, the volume weighted average trading price of the Shares on the Principal Market for the five Trading Day period ending on the last Trading Day before the day on which the Award is granted.  However, that to the extent the foregoing definition does not expressly comply with U.S. laws and compliance with U.S. laws is required with respect to an Award, for purposes of that Award only, “Grant Date Fair Market Value” will mean the closing sales price for such Shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the Business Day prior to the date of determination, as reported in a source the Board deems reliable, or if no such price exists, a value determined by the Board in good faith and in a manner that complies with the applicable U.S. law;

“Incentive Stock Option” means an Option granted pursuant to Section 4 of the Plan and that, for U.S. purposes, if applicable, is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Insider” has the meaning set out in the Securities Act (Quebec), as such legislation may be amended, supplemented or replaced from time to time;

“IPO Date” means the date of the underwriting agreement between the Corporation and the underwriter(s) managing the initial public offering of the Shares of the Corporation, pursuant to which the Shares are priced for the initial public offering;

“NASDAQ” means the NASDAQ Global Market;

“Non-Employee Director” means a Director who either: (i) is not a current Employee or Officer of Enerkem, does not receive compensation, either directly or indirectly, from Enerkem for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”) or applicable Canadian securities laws), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K or applicable Canadian securities laws, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K or applicable Canadian securities laws; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3;

“Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option;

“Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act or the Canada Business Corporations Act;

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase Shares granted under the Plan pursuant to the terms and conditions of an Option Agreement;

“Option Agreement” means an agreement between the Corporation and a Participant evidencing the grant of an Option and the terms and conditions of such Option, in the form approved for use by the Board for that Award;

“Option Price” means the purchase price per Optioned Share determined in accordance with Section 4.3;

“Optioned Shares” means the Shares that may be purchased by a Participant pursuant to an Option;

“Other Stock Award” means an award based in whole or in part by reference to the Shares which is granted pursuant to the terms and conditions of Section 10;

“Outside Director” means a Director who either (i) is not a current Employee of the Corporation or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Corporation or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an Officer of the Corporation or an “affiliated corporation,” and does not receive remuneration from the Corporation or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code;

“Participant” means (subject to any applicable securities laws) a full-time or part-time Employee of Enerkem, a Consultant to Enerkem, or a Director of Enerkem, and, to the extent permitted by applicable laws, Registered Retirement Savings Plans or Registered Retirement Income Funds of which any of the foregoing is the annuitant and any corporation of which any of the foregoing is the sole shareholder, who has been selected by the Board to receive Awards under the Plan pursuant to an Award Agreement;

“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 9.2;

“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), share-based compensation and changes in deferred revenue; (viii) total shareholder return; (ix) return on equity or average shareholder’s equity; (x) return on assets, investment, or capital employed; (xi) share price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) user satisfaction; (xxx) shareholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) employee retention; and (xxxix) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board;

“Performance Goals” means, for a Performance Period, one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Corporation-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding Shares by reason of any stock dividend or split, share repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (ix) to exclude the effects of share based compensation and the award of bonuses under the Corporation’s bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (xii) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.  In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award;

“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board;

“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 9.1;

“Performance Vesting Condition” means any condition established by the Board, from time to time, which may include conditions based on the Participant’s personal performance and the financial performance of Enerkem, and that are to be used to determine the vesting of the Stock Award or the Performance Cash Award;

“Plan” means this Enerkem Inc. Equity Incentive Plan (including the Enerkem Inc. Stock Option Plan prior to its amendment and restatement as the Equity Incentive Plan, as described in Section 15.14), as it may be amended from time to time;

“Principal Market” means the principal stock exchange, quotation system or other market on which the Shares are listed, admitted to trading, posted for trading or quoted and upon which has occurred the greatest trading volume of the Shares for the six months (or, to the extent the Shares have not been listed, admitted to trading, posted for trading or quoted for at least six months, the next longest period since the Shares were initially listed, admitted to trading, posted for trading or quoted) prior to the date of reference; provided, however, that to the extent deemed necessary or appropriate, the Principal Market shall be as determined by the Board or, where applicable, the Committee, in accordance with applicable law, rules and regulations;

“Restricted Stock Award” means an award of Shares which is granted pursuant to the terms and conditions of Section 7;

“Restricted Stock Unit Award” means a right to receive Shares which is granted pursuant to the terms and conditions of Section 8;

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time;

“Securities Act” means the Securities Act of 1933, as amended;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more Directors, Officers, current or past full-time or part-time Employees, Insiders or Consultants of Enerkem, including a share purchase from treasury by one or more Directors, Officers, current or past full-time or part-time Employees, Insiders or Consultants of Enerkem which is financially assisted by Enerkem by way of a loan, guarantee or otherwise;

“Share” means a common share of the Corporation;

“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Shares that is granted pursuant to the terms and conditions of Section 6;

“Stock Award” means any right to receive Shares granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award;

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent of the total combined voting power of all classes of shares of Enerkem;

“Termination Event” means the death, Disability, termination for Cause, termination without Cause, retirement or resignation of a Participant or any other termination of Continuous Service;

“Trading Day” means any day on which the Principal Market is opened for trading;

“TSX” means the Toronto Stock Exchange.

Section 2.2                                                           Interpretation.

(a)                                 Any reference in this Plan to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

(b)                                 Whenever the Board (or where applicable, the Committee) is to exercise discretion in administration of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(c)                                  In the case of an individual who was granted Awards and who has transferred such Awards to the Registered Retirement Savings Plan or the Registered Retirement Income Fund of which he is the annuitant, or to a corporation of which he is the sole shareholder, such individual shall be the Participant for the purposes of the definitions “Disability”, “Termination Date”, “Termination Event” and also for the purpose of the death of the Participant.

3.                                      ISSUANCE

Section 3.1                                                           Shares Reserved for Issuance.

(a)                                 Subject to the sections of this Plan relating to Capitalization Adjustments, the aggregate number of Shares that may be issued pursuant to Awards under this Plan will not exceed 5,834,224 shares (the “Share Reserve”).

(b)                                 The maximum aggregate number of Shares with regard to which Awards may be granted to any one Participant under the Plan shall not exceed 5% of the Shares issued and outstanding.

(c)                                  If any Awards granted under the Plan are terminated or are cancelled for any reason without the Shares issuable thereunder having been issued in full, an equivalent number of Shares shall again be made available for the purposes of further Awards grants under the Plan. For greater certainty, any Shares issued following the exercise of a Participant’s rights under an Award shall no longer be available under the Plan.

(d)                                 Notwithstanding any increase of the Share Reserve, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options will be 24,000,000 Shares, subject to the provisions of Section 13 relating to Capitalization Adjustments.

(e)                                  Subject to the provisions of Section 13 relating to Capitalization Adjustments, at such time as the Corporation may be subject to the applicable provisions of Section 162(m) of the Code: (i) a maximum of 8,000,000 Shares subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value (as determined for purposes of compliance with U.S. laws) on the date the Stock Award is granted may be granted to any one Participant during any one calendar year; (ii) a maximum of 8,000,000 Shares subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals); and (iii) a maximum of $5,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

Section 3.2                                                           Insider Participation.

The aggregate number of Awarded Shares (i) issued to Insiders of the Corporation and

Associates of such Insiders under the Plan or any other proposed or established Share Compensation Arrangement of the Corporation within any one-year period and (ii) issuable to Insiders of the Corporation and Associates of such Insider at any time under the Plan or any other proposed or established Share Compensation Arrangement of the Corporation, shall in each case not exceed 5% of the issued and outstanding Shares, subject to applicable law.

4.                                      TERMS AND CONDITIONS OF OPTIONS

Section 4.1                                                           Grant of Options.

The Board may, at any time and from time to time prior to the Plan being terminated or suspended, grant Options to such Participants as it may select for the number of Optioned Shares that it shall designate, subject to the provisions of this Plan. The Board shall make all necessary or desirable determinations regarding the granting of Options and may take into consideration the present and potential contributions of a particular Participant to the success of the Corporation and its Affiliates and any other factors that it may deem proper and relevant.

Section 4.2                                                           Option Agreement.

Each Option granted by the Board shall be evidenced by an Option Agreement between the Participant and the Corporation. Each Option Agreement shall specify, among other things, the number of Optioned Shares, the Option Price, the vesting period of the Optioned Shares, the expiration date of the Options and any special restrictions on the Optioned Shares. Any one Officer or Director of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Option Agreement to each Participant.

Section 4.3                                                           Option Price.

The Option Price per Optioned Share shall be fixed by the Board or the Committee, as the case may be, when such Option is granted, but shall not be less than the Grant Date Fair Market Value of such Optioned Share.  To the extent exemption from Section 409A of the Code is desired, the Option Price per Optioned Shares will be not less than 100% of the Fair Market Value on the date of grant.  A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant. The Option Price shall be stated in the currency of the trading price of the Shares on the Principal Market, and any necessary conversion of that Option Price to another currency will be made at the applicable rate cited in the Wall Street Journal (or other reliable source approved for use by the Board) on the last Business Day prior to the date of grant.  In addition, an Option may, subject to applicable law, be granted with an exercise price lower than 100% of the Grant Date Fair Market Value of the Shares subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change of Control and, to the extent applicable, in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.

Section 4.4                                                           Option Period.

Unless otherwise modified by the Board generally or in regard to specific Options, and subject to any applicable regulatory requirements and any accelerated term as permitted hereunder, each Option shall expire on the fifth anniversary of the date of the grant, provided that in no event will the exercise period of an Option exceed ten years from the date of the grant.

Should the expiration date for an Option fall within a Black-Out Period or within nine Trading Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Trading Day after the end of the Black-Out Period, such tenth Trading Day to be considered the expiration date for such Option for all purposes under the Plan (but in all cases not later than the 10th anniversary of the date of grant). Notwithstanding Section 12.2(g), the ten Trading Day period referred to in this Section 4.4 may not be extended by the Board.

Section 4.5                                                           Vesting.

Unless otherwise determined by the Board or as specified in the relevant Option Agreement, a Participant’s right to purchase the Optioned Shares shall vest, subject to Continued Service on each vesting date, as follows: 25% of the Options shall vest on the first anniversary of the date of the grant and the remaining Options shall vest in equal monthly amounts over the following three years. The Options may also be subject to Performance Vesting Conditions, but in no case will such an Option grant count against both limits set forth in Section 3.1(e)(i) and (ii) — such an Option will only count against the limit set forth in Section 3.1(e)(ii). Once an Option has vested and become exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Board in the Option Agreement entered into in connection with the grant of such Option. For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period. The Board has the right to accelerate the date upon which any Option becomes exercisable notwithstanding the vesting schedule set forth in such Option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

Section 4.6                                                           Non-Transferability.

Subject to Section 11.1 and except as specifically provided in an Option Agreement approved by the Board, Options granted under this Plan may only be exercised during the lifetime of the Participant by such Participant personally.  No sale, assignment, encumbrance or other transfer of Options, whether voluntary, involuntary, by operation of law or otherwise (other than upon the death of the Participant), vests any interest or right in such Options whatsoever in any assignee or transferee (except that, to the extent permitted by applicable laws, a Participant may transfer Options to Registered Retirement Savings Plans or Registered Retirement Income Funds of which he is the annuitant and to a corporation in respect of which the Participant is the sole shareholder) and immediately upon any assignment or transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect. If any Participant has transferred Options to a Registered Retirement Savings Plan or a Registered Retirement Income Fund or a corporation pursuant to this Section 4.6 (the “Original Participant”), such Options will terminate and be of no further force or effect if at any time the Original Participant should cease to be the annuitant of such Registered Retirement Savings Plans or Registered Retirement Income Funds or cease to own all of the issued shares of such corporation, as the case may be, other than by reason of death, in which case the provisions of

Section 11.1 shall apply, after making only those changes to such provision as are strictly necessary.

5.                                      EXERCISE OF OPTIONS

Section 5.1                                                           Exercise of Options.

Options shall be exercisable at any time and from time to time as specified in the Option Agreement as to all or any lesser number of the Optioned Shares in respect of which the Participant’s right to purchase Optioned Shares has vested.

Section 5.2                                                           Notice of Exercise.

Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation, together with cash, a certified cheque, bank draft, or money order in respect of the Option Price per Optioned Share being exercised.  In addition, the Board may grant Options that allow for payment of the Option Price per Optioned Share (i) pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Shares subject to the Option, results in either the receipt of cash (or cheque) by the Corporation or the receipt of irrevocable instructions to pay the aggregate Option Price to the Corporation from the sales proceeds, and/or (ii) by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Option Price per Optioned Share; provided, however, that the Corporation will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Option Price per Optioned Share is not satisfied by such reduction in the number of whole Shares to be issued.  Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (i) Shares issuable upon exercise are reduced to pay the Option Price per Optioned Share pursuant to the “net exercise,” (ii) Shares are delivered to the Participant as a result of such exercise, and (iii) Shares are withheld to satisfy tax withholding obligations.  If the Participant needs to convert the Option Price from his or her local currency to the currency of the trading price of the Shares on the Principal Market, such conversion will be made at the applicable rate cited in the Wall Street Journal (or other reliable source approved for use by the Board) on the last Business Day prior to the date of exercise.

Section 5.3                                                           Issuance of Shares.

Subject to Section 5.5, Section 5.6 and Section 12, following the exercise of an Option in accordance with Section 5.2, including without limitation payment in full of the Option Price and the applicable tax withholdings for all Optioned Shares being exercised, the Corporation shall take all actions necessary to issue such Optioned Shares to the Participant.

Section 5.4                                                           Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Options granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Options granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Options granted to each Participant under the Plan as well as records showing any assignments or transfers of Options by a Participant as permitted under Section 4.6.

Section 5.5                                                           Surrender of Options

With the consent of the Board, a Participant may, rather than exercise the Options which the Participant is entitled to exercise under this Plan, elect to surrender the Option in whole or in part, and, in lieu of receiving the Optioned Shares to which the surrendered Options relate:

(a) receive the number of Optioned Shares, disregarding fractions, which, when multiplied by the Fair Market Value of the Optioned Shares to which the surrendered Options relate, have a value equal to the product of the number of Optioned Shares to which the surrendered Options relate multiplied by the difference between the Fair Market Value of such Optioned Shares and the Option Price; or

(b) receive a payment equal to the product of the number of Optioned Shares to which the surrendered Options relate multiplied by the difference between the Fair Market Value and the Option Price of the Optioned Shares to which the surrendered Options relate;

in either case, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation.

The Corporation makes no representation to the Participant that, upon making a payment to the Participant in respect of the surrender of Options, it will waive its right to claim a deduction in calculating its income for tax purposes.

Section 5.6                                                           Obligation to Issue Shares.

The Corporation’s obligation to issue Optioned Shares to a Participant pursuant to the exercise of an Option shall be subject to:

(a)                                 completion of such registration or other qualifications of such Optioned Shares or obtaining approval of the TSX and/or NASDAQ or such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale of the Optioned Shares;

(b)                                 the admission of such Optioned Shares to listing on the TSX and/or NASDAQ; and/or

(c)                                  the receipt from the Participant of such representations, agreements, and undertakings as to future dealings in such Optioned Shares as may be necessary to comply with applicable securities laws or the TSX and/or NASDAQ requirements.

The drafting of all documentation and the obtaining of all registrations, approvals, listings and all other qualifications shall be undertaken by the Corporation, to the extent commercially reasonable, in a timely fashion at the Corporation’s expense.  This Section 5.6 shall not require the Corporation to register under its Shares on the TSX and/or NASDAQ or any other regulatory commission or agency having jurisdiction over this Plan.  If, after reasonable efforts and at a reasonable cost, the Corporation is unable to obtain from any such regulatory commission or agency the authority that counsel for the Corporation deems necessary for the lawful issuance and sale of Shares under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Shares upon the exercise or vesting of Stock Awards unless and until such authority is obtained.

6.                                      STOCK APPRECIATION RIGHTS

Section 6.1                                   Award Agreement.  Each SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  The provisions of separate SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of the provisions of this Section 6.

Section 6.2                                   Term.  No SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

Section 6.3                                   Exercise Price.  The strike price of each SAR will be not less than 100% of the Grant Date Fair Market Value of the Shares subject to the SAR.  Notwithstanding the foregoing, subject to applicable law, a SAR may be granted with an exercise or strike price lower than 100% of the Grant Date Fair Market Value of the Shares subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change of Control and, to the extent applicable, in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in Share equivalents.  The strike price shall be stated in the currency of the trading price of the Shares on the Principal Market, and any necessary conversion of that strike price to another currency will be made at the applicable rate cited in the Wall Street Journal (or other reliable source approved for use by the Board) on the last Business Day prior to the date of grant.

Section 6.4                                   Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide a fully completed Exercise Notice delivered to the Corporation in compliance with the provisions of the Award Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Shares equal to the number of Share equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (ii) the strike price.  The appreciation distribution may be paid in Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

Section 6.5                                   Transferability of SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of SARs as the Board will determine.

Section 6.6                                   Vesting Generally.  The total number of Shares subject to a SAR may vest and therefore become exercisable in periodic installments that may or may not be equal.  The SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual SARs may vary.

7.                                      RESTRICTED STOCK AWARDS

Section 7.1                                   Award Agreement.  Each Award Agreement governing a Restricted Stock Award will be in such form and will contain such terms and conditions as the Board will deem appropriate.  To the extent consistent with the Corporation’s bylaws and applicable law, at the Board’s election, Shares may be (i) held in book entry form subject to the Corporation’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical.  Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of this Section 7.

Section 7.2                                   Consideration.  A Restricted Stock Award may be awarded in consideration for (i) cash, a certified cheque, bank draft, or money order payable to the Corporation, (B) past services to Enerkem that are not less in value than the fair equivalent of the money that the Corporation would have received if the Awarded Shares had been issued for money, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

Section 7.3                                   Vesting.  Shares awarded under the Award Agreement may be subject to forfeiture to the Corporation in accordance with a vesting schedule to be determined by the Board.

Section 7.4                                   Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Corporation may receive through a forfeiture condition or a repurchase right any or all of the Shares held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Award Agreement.

Section 7.5                                   Transferability.  Rights to acquire Shares under the Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Board will determine in its sole discretion, so long as Shares awarded under the Award Agreement remains subject to the terms of the Award Agreement.

Section 7.6                                   Dividends.  An Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

8.                                      RESTRICTED STOCK UNITS

Section 8.1                                   Award Agreement.  Each Award Agreement governing a Restricted Stock Unit award will be in such form and will contain such terms and conditions as the Board will deem appropriate.  The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical.  Each

Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of this Section 8.

Section 8.2                                   Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant in respect of each Share subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant in respect of each Share subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

Section 8.3                                   Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

Section 8.4                                   Payment.  A Restricted Stock Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement.

Section 8.5                                   Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

Section 8.6                                   Dividend Equivalents.  Dividend equivalents may be credited in respect of Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional Shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

Section 8.7                                   Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

9.                                      SECTION 162(M) PERFORMANCE AWARDS

Section 9.1                                                           Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of Shares not in excess of that set forth in Section 3.1 above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

Section 9.2                                                           Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3.1 above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

Section 9.3                                                           Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (i) the date 90 days after the commencement of the applicable Performance Period, and (ii) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Shares). Notwithstanding satisfaction of any completion of any Performance Goals, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

10.                               OTHER STOCK AWARDS

Section 10.1                                                    Other Stock Awards.  Subject to applicable law, other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Shares, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Grant Date Fair Market Value of the Shares) may be granted either alone or in addition to Stock Awards provided for under Section 4 and the preceding provisions of this Section 10.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

11.                               TERMINATION

Section 11.1                                                    Termination Event.

Unless otherwise provided hereunder or in the Award Agreement:

(a)                                 upon the death or Disability of a Participant, all unvested Awards shall expire and be null and void, and all vested Awards may be exercised (to the extent exericisable) by such Participant (or his or her legal personal representative or the liquidator, executor or administrator of the Participant’s estate) for a period of 90 days (in the case of the Disability of a Participant) or 180 days (in the case of the death of a Participant) following the date of such Termination Event (failing which such Awards shall expire and be null and void), provided that in no event shall such Awards remain outstanding for a period longer than the original term of the Awards pursuant to the applicable Award Agreement;

(b)                                 upon the voluntary resignation (other than a transfer from the Corporation to any Affiliate or between two Affiliates) or termination for Cause of the employment or other status of a Participant, then contemporaneously with the date of such Termination Event, all unexercised Awards, whether vested or unvested, held by such Participant shall expire and be null and void, and such Participant shall have no rights whatsoever to any such Awarded Shares; and

(c)                                  upon the retirement (at or after age 65 or at such earlier age and upon completion of such number of years of service as may be specified by the Board from time to time) or termination without Cause of the employment or other status of a Participant (other than a transfer from the Corporation to any Affiliate or between two Affiliates), all unvested Awards shall expire and be null and void, and all vested Awards may be exercised by such Participant for a period of 90 days following the date of such Termination Event (failing which such Awards shall expire and be null and void), provided that in no event shall such Awards remain outstanding for a period longer than the original term of the Awards pursuant to the applicable Award Agreement.  For greater certainty, the date of termination without Cause of a Participant shall mean the date of actual notice from Enerkem, as the case may be, and shall exclude any deemed notice period imposed under statute or other applicable laws.

Section 11.2                                                    Board Discretion.

Notwithstanding Section 11.1, the Board may, in its discretion, subject to applicable laws, determine (such determination to be made no later than 90 days following the applicable Termination Date or such earlier date as required by applicable laws or regulations) that in respect of any Termination Event, the unvested Awards held by a Participant may vest immediately and remain outstanding, in whole or in part and subject to such vesting conditions as the Board may impose, until a date that is not more than three years from the applicable Termination Date, as determined by the Board, provided that in no event shall such Awards remain outstanding for a period longer than the original term of the Awards pursuant to the applicable Award Agreement.

Section 11.3                            Extension of Termination Date.

Notwithstanding Section 11.1, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the prospectus or registration requirements under the Securities Act or other applicable securities legislation, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise would not be in violation of such requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Shares received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Corporation’s insider trading policy or Black-Out Period, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Shares received upon exercise would not be in violation of the Corporation’s insider trading policy or Blackout Period, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

Section 11.4                            Non-Exempt Employees.

Notwithstanding Section 11.1, if an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change of Control in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change of Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Corporation, or, if no such definition, in accordance with the Corporation’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay for purposes of U.S. wage and hour law. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any Shares under any other Stock Award will be exempt from the Employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Award Agreements.

12.                               AMENDMENT OR DISCONTINUANCE OF THE PLAN

Section 12.1                                                    Shareholder Approval Not Required

The Board may amend the Plan or any Award at any time without the consent of the Participants, provided that such amendment shall:

(a)                                 not adversely alter or impair any Award previously granted except as permitted by the provisions of Section 13 hereof;

(b)                                 be subject to any regulatory approvals including, where required, the approval of the TSX and/or NASDAQ, as applicable; and

(c)                                  be subject to shareholder approval, where required by law or the requirements of the TSX and/or NASDAQ, as applicable; provided, however, that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include:

(i)                                     amendments of a “housekeeping” nature;

(ii)                                  a change to the provisions of any Award governing vesting, assignability and effect of termination of a Participant’s consulting relationship, employment or cessation of a Participant’s term of office;

(iii)                               the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;

(iv)                              subject to Section 4.4, a change to advance the date on which any Award may be exercised under the Plan;

(v)                                 amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law; and

(vi)                              the addition of a new provision to this Plan which results in Participants receiving securities while no cash consideration is received by the Corporation.

Section 12.2                 Shareholder Approval Required

Notwithstanding Section 12.1(c), the Board shall be required to obtain shareholder approval to make amendments that:

(a)                                 increase the maximum number of Shares issuable from treasury under the Plan (either as a fixed number or as a fixed percentage of the Corporation’s outstanding share capital), except in case of an adjustment pursuant to Section 13;

(b)                                 expand the class of individuals eligible to receive Awards under the Plan;

(c)                                  materially increase the benefits accruing to Participants under the Plan;

(d)                                 reduce the price at which Shares may be issued or purchased under the Plan, reduce the Award Price or cancel Awards and substitute them for new Awards;

(e)                                  materially expand the types of Awards available for issuance under the Plan;

(f)                                   materially extend the term of the Plan;

(g)                                  extend the Exercise Period of any Award beyond the original Exercise Period, in the manner to be set forth in such resolution provided that the period during which an Award is exercisable does not exceed ten (10) years from the date such Award is granted, except in case of an extension due to a Black-Out Period;

(h)                                 increase the maximum number of Shares that may be issued to (i) Insiders and Associates of such Insiders, or (ii) any one Insider and Associates of such Insider under the Plan or any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Section 13;

(i)                                     would permit Awards to be transferable or assignable other than for normal estate settlement purposes; or

(j)                                    amending the amendment provisions of the Plan;

provided that Shares held directly or indirectly by Insiders benefiting from the amendments in Section 12.2(d), Section 12.2(g) and Section 12.2(h) shall be excluded when obtaining such shareholder approval. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan shall materially impair the Participant’s rights under an outstanding Award without his or her consent.

Section 12.3                 Change of Control

Notwithstanding anything contained to the contrary in the Plan or in an Award Agreement, but subject to any specific provisions contained in any employment agreements, in the event of a Change of Control, a reorganization of the Corporation, an amalgamation of the Corporation, an arrangement involving the Corporation, a take-over bid (as that term is defined in the Securities Act (Québec)) for all of the Shares or the sale or disposition of all or substantially all of the property and/or assets of the Corporation, the Board may make such provision for the protection of the rights of the Participants as the Board in its discretion considers appropriate in the circumstances, including changing the vesting conditions of the Awards and the date on which any Award expires.

Section 12.4                 Board Discretion

The Board may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of any Participant’s employment, consulting relationship or term of office will not apply for any reason acceptable to the Board.

Section 12.5                 Discontinuance of Plan

The Board may, subject to regulatory approval, suspend or discontinue the Plan at any time without the consent of the Participant provided that such suspension or discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Plan. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Corporation.

13.          ADJUSTMENTS UPON CHANGES IN COMMON SHARES

Section 13.1                 Capitalization Adjustments.

In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3; (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3; and (iv) the class(es) and number of securities and price per Share subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

Section 13.2                 Dissolution or Liquidation.

Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Corporation, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding Shares not subject to a forfeiture condition or the Corporation’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Shares subject to the Corporation’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Corporation notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Section 13.3                 Section 409A.

Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with

Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

Section 13.4                 No Fractional Shares.

No fractional Shares will be issued on the exercise of an Award.  Accordingly, if as a result of this Section 13.4, a Participant would become entitled to a fractional Share, such Participant will have the right to only acquire the next lowest whole number of Shares, and no payment, or other adjustment will be made with respect to the fractional interest so disregarded.

14.          SHAREHOLDER RIGHTS

Section 14.1                 Shareholder Rights Prior to the Exercise of an Award

A Participant shall have no rights whatsoever as a shareholder in respect of any of the Shares subject to an Award (including any right to vote or to receive dividends or other distributions therefrom), unless and until, and only to the extent that the Participant shall from time to time duly exercise an Award and become a shareholder.

15.          GENERAL

Section 15.1                 Notice.

Any notice required or permitted to be given hereunder shall be in writing (or electronic writing) and shall be deemed to have been duly given if delivered by hand, electronically, mailed by first class mail, postage prepaid or telecopied and addressed to the recipient, if to the Corporation at its principal office and if to the Participant, at the address indicated in the Award Agreement or at the Participant’s last known address shown in the records of the Corporation or any Affiliate. It is the responsibility of the Participant to advise the Corporation of any change in address, and neither the Corporation nor any Affiliate shall have any responsibility for any failure by the Participant to do so. Any Participant may change his, her, or its address from time to time by notice in writing (or electronic writing) to the Corporation. The Corporation shall give written notice to each Participant of any change of the Corporation’s address. Any such notice, if mailed, shall be deemed to have been received on the fifth Business Day next following the date of mailing, or if delivered, on the date of delivery or if sent by facsimile or other electronic medium, on the Business Day following the sending of the facsimile.

Section 15.2                 Employment.

No Participant shall be induced to acquire or exercise Awards by expectation of employment, engagement or service or continued employment, engagement or service. Nothing contained in the Plan shall confer upon any Participant any right with respect to employment, engagement or service or in continuance of employment, engagement or service with Enerkem or interfere in any way with the right of Enerkem to terminate a Participant’s employment, engagement or service at any time. The Plan does not give any Participant any right to claim any benefit or compensation except to the extent specifically provided in the Plan.

Section 15.3                 Administration.

Subject to Section 15.4, this Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)                                 determine: (i) the individuals (from among the Participants) to whom Awards may be granted; (ii) when and how each Award will be granted; (iii) what type of Award will be granted; (iv) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Shares under the Award; (v) the number of Shares subject to, or the cash value of, an Award; (vi) the Fair Market Value or Grant Date Fair Market Value applicable to a Stock Award; (vii) the Award Price; and (viii) whether any Award is subject to any Performance Vesting Condition;

(b)                                 interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan;

(c)                                  accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or Shares may be issued);

(d)                                 submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding “incentive stock options” or (iii) Rule 16b-3;

(e)                                  approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards. Except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, no amendment of an outstanding Award will materially impair that Participant’s rights under his or her outstanding Award without his or her written consent. To be clear, unless prohibited by applicable law, the Board may amend the terms of an Award without the affected Participant’s consent if necessary (i) to maintain the qualified status of the Award as an Incentive Stock Option, (ii) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (iii) to comply with other applicable laws;

(f)                                   generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Corporation and that are not in conflict with the provisions of the Plan or Awards; and

(g)                                  make all other determinations, settle all controversies and disputes that may arise under this Plan and take all other actions necessary or advisable for the implementation and administration of this Plan.

Any decision or determination made or action taken by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. No member of the Board, the Committee or any entity acting pursuant to authority delegated by the Board shall be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board, the Committee and each such Entity shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

Section 15.4                 Delegation to Committee.

(a)                                 To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board all or any of the powers conferred on the Board under the Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision or determination made or action taken by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

(b)                                 The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

Section 15.5                 No Undertaking or Representation.

The Participants, by participating in the Plan, shall be deemed to have accepted all risks associated with acquiring Shares pursuant to the Plan. The Corporation hereby informs each Participant that the Awards and the Awarded Shares are subject to, and may be required to be held indefinitely under, applicable securities laws. Enerkem and the Board make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the listing on any stock exchange or other market, of any Shares issued in accordance with the provisions of the Plan, and shall not be liable to any Participant for any loss whatsoever resulting from that Participant’s participation in the Plan or as a result of the amendment, suspension or termination of the Plan or any Award.

Section 15.6                 Withholding Tax

Unless prohibited by the terms of an Award Agreement, the Corporation may, in its sole discretion, satisfy any federal, provincial, state or local tax or other withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Shares from the Shares issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the

Participant; or (v) by such other method as may be set forth in the Award Agreement.

Section 15.7                 Clawback/Recovery

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Corporation is required or permitted to adopt pursuant to the listing standards of any national securities exchange or association on which the Corporation’s securities are listed or quoted or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause.

Section 15.8                 Incentive Stock Option Limitations.

To the extent that the aggregate Grant Date Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder of an Incentive Stock Option during any calendar year (under all plans of the Corporation and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

Section 15.9                 Deferrals

To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Corporation. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

Section 15.10               Compliance with United States laws

Where applicable, Awards granted under the Plan are intended to comply with the laws of the United States, including, but limited to, the Securities Act, the Exchange Act, the Code, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other law applying to an Award.

Section 15.11               Applicable Law.

This Plan and the provisions hereof shall be governed by, interpreted, and enforced in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

Section 15.12               Compliance with Applicable Law.

Should any changes to the Plan be required by any securities commission or other governmental body of any jurisdiction of Canada to which the Plan has been submitted or by any stock exchange on which the Shares may from time to time be listed, such changes will be made to the Plan as are necessary to conform with such requests and, if such changes are approved by the Board of the Corporation and are in conformity with Section 12, the Plan, as amended, will remain in full force and effect in its amended form as of and from that date.

Section 15.13               Severability.

If any provision of this Plan shall be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, that provision shall be severed from this Plan and the remaining provisions shall continue in full force and effect.

Section 15.14               Entire Plan.

The Plan (originally titled as the Enerkem Inc. Stock Option Plan) was originally established effective as of December 31, 2007.  The Plan was amended and restated (and titled as the Enerkem Inc. Equity Incentive Plan) by the Board on February 1, 2012; provided, however, that no Award may be granted under such amended and restated Plan prior to the IPO Date (that is, the Effective Date).

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